Exhibit 99.1

T2 Biosystems Announces Third Quarter 2022 Financial Results

Achieves record quarterly sepsis and related revenue and advances product pipeline

LEXINGTON, Mass., November 10, 2022 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced financial results for the third quarter ended September 30, 2022.

Recent Commercial and Financial Highlights

•	Achieved third quarter total revenue of $3.7 million, including product revenue of $2.6 million.

•	Achieved sepsis and related revenue (non-COVID product revenue) of $2.4 million, representing a record number for a single quarter and an increase of 24% compared to the prior year period.

•

Executed contracts for 11 T2Dx® Instruments during the third quarter, including 3 in the U.S. and 8 outside the U.S., increasing the totals through the first nine months of 2022, to 20 in the U.S. and 18 internationally.

•	Amended term loan agreement with CRG, extending both the interest-only period and the maturity date to December 30, 2024

Recent Pipeline and Clinical Highlights

•

Completed all milestones for Option 2B of the multiple-year product development contract with BARDA and received Option 3 of the contract, valued at $3.7 million, to finalize U.S. clinical trials and complete FDA submission for the T2Biothreat™ Panel and the T2Resistance® Panel.

•

Announced plans to complete the development of and commercialize the T2Lyme Panel, recently awarded FDA Breakthrough Device Designation, with the goal to initiate marketing and sales in the U.S. as a Laboratory Developed Test in 2023.

•	Received Phase 1 LymeX Diagnostics prize from U.S. Department of Health and Human Services (HHS) and Steven & Alexandra Cohen Foundation to advance the T2Lyme Panel.

•	Initiated studies to expand the T2Bacteria® Panel to include detection of Acinetobacter baumannii, the tenth most common pathogen that has a crude ICU mortality rate of 34.0% to 43.4%.

•

Announced publication of three peer review studies conducted in Europe in the Journal of Clinical Microbiology, Microbiology Spectrum and the Journal of Fungi demonstrating the clinical value of T2’s Biosystems’ sepsis products for improved rapid detection.

“During the third quarter, the T2 Biosystems team generated a quarterly record of $2.4 million of sepsis and related product revenue. We are very excited by the progress with our near-term product pipeline, including the T2Biothreat, T2Resistance, T2Lyme, and expanded T2Bacteria panels. Each new product represents a differentiated solution to rapidly identify harmful pathogens and allow clinicians to achieve faster targeted therapy,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “To close the year, we will remain focused on our three corporate priorities, accelerating our sales, enhancing our operations, and advancing our pipeline to support long term growth and sustained value creation.”

Third Quarter 2022 Financial Results

Total revenue for the third quarter of 2022 was $3.7 million, including product revenue of $2.6 million, representing decreases of 50% and 39% respectively, compared to the prior year period, primarily driven by an 88% decline in sales of COVID-19 tests from $2.4 million and reduced BARDA revenue offset by increased sepsis test sales. Research contribution revenue for the third quarter of 2022 was $1.0 million, a decrease of 67% compared to the prior year period primarily due to extensions required to increase enrollment in the T2Resistance trial.

Research and development expenses were $6.4 million, flat compared to the prior year period. Selling, general and administrative expenses were $7.0 million, a decrease of $1.5 million compared to the prior year period driven by reduced medical affairs expenses.

Net loss for the third quarter of 2022 was $17.4 million, $2.95 per share, compared to a net loss of $14.0 million, $4.21 per share, in the prior year period.

Cash, cash equivalents and restricted cash were $21.5 million as of September 30, 2022 and cash provided by the ATM was $22.9 million.

2022 Financial Outlook

The Company expects full year 2022 total revenue of $22.0 to $23.0 million, including product revenue of $11.5 to $12.0 million and research contribution revenue of $10.5 to $11.0 million. The Company expects to close 50 to 55 T2Dx Instrument contracts in 2022.

Webcast and Conference Call Information

The Company’s management team will host a conference call today, November 10, 2022, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 888-272-8703 for domestic callers or 832-553-1663 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Biothreat™ Panel, the T2Cauris™ Panel, and T2Lyme™ Panel, as well as next-generation products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, instrument contracts, timing of filing of an FDA submission, impact of operating expense reductions, plans to develop a diagnostic test for monkeypox, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission, or SEC, on March 23, 2022, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$20,366	$22,245
Marketable securities	—	9,996
Accounts receivable	1,578	5,134
Inventories	4,242	3,909
Prepaid expenses and other current assets	2,690	3,110

Total current assets	28,876	44,394
Property and equipment, net	4,734	4,675
Operating lease right-of-use assets	9,058	9,766
Restricted cash	1,131	1,551
Other assets	153	153

Total assets	$43,952	$60,539

Liabilities, Series A convertible redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,063	$2,832
Accrued expenses and other current liabilities	8,531	8,338
Derivative warrant liability	186	—
Deferred revenue	163	518

Total current liabilities	10,943	11,688
Notes payable	49,188	47,790
Operating lease liabilities, net of current portion	8,569	9,359
Deferred revenue, net of current portion	8	28
Derivative liability	1,792	—
Other liabilities	4,791	4,577
Commitments and contingencies
Series A convertible redeemable preferred stock; $0.001 par value; 3,000 shares designated; 3,000 shares issued and outstanding at September 30, 2022; liquidation value of $330,000; 0 shares issued and outstanding at December 31, 2021	330330	—
Stockholders’ deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 7,050,854 and 3,328,017 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	7	3
Additional paid-in capital	492,444	459,314
Accumulated other comprehensive loss	—	(4)
Accumulated deficit	(524,120)	(472,216)

Total stockholders’ deficit	(31,669)	(12,903)

Total liabilities, Series A convertible redeemable preferred stock and stockholders’ deficit	$43,952	$60,539

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$2,641	$4,306	$9,044	$12,634
Contribution revenue	1,036	3,122	7,778	8,444

Total revenue	3,677	7,428	16,822	21,078
Costs and expenses:
Cost of product revenue	6,085	4,720	17,371	15,341
Research and development	6,375	6,384	21,056	16,448
Selling, general and administrative	7,017	8,536	24,071	21,983

Total costs and expenses	19,477	19,640	62,498	53,772

Loss from operations	(15,800)	(12,212)	(45,676)	(32,694)
Other income (expense):
Interest income	1	6	6	18
Interest expense	(1,560)	(1,919)	(4,556)	(5,642)
Change in fair value of derivative instrument	(117)	—	(1,792)	1,010
Change in fair value of derivative warrant liability	179	—	179	—
Other income, net	(78)	163	(65)	211

Total other expense	(1,575)	(1,750)	(6,228)	(4,403)

Net loss	$(17,375)	$(13,962)	$(51,904)	$(37,097)

Deemed dividend on Series A redeemable convertible preferred stock	$(330)	$—	$(330)	$—

Net loss attributable to common stockholders	$(17,705)	$(13,962)	$(52,234)	$(37,097)

Net loss per share — basic and diluted	$(2.95)	$(4.21)	$(12.08)	$(11.86)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	6,008,819	3,317,646	4,323,452	3,127,951

Other comprehensive loss:
Net loss	$(17,375)	$(13,962)	$(51,904)	$(37,097)
Net unrealized gain on marketable securities arising during the period	—	—	2	9
Net realized (gain) loss on marketable securities included in net loss	—	—	2	(14)

Total other comprehensive (loss) income, net of taxes	—	—	4	(5)

Comprehensive loss	$(17,375)	$(13,962)	$(51,900)	$(37,102)